Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 7, 2007, among WHO’S YOUR DADDY, INC., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Sections 3(a)(9) and 4(2) of the Securities Act (as defined herein) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally but not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the transaction pursuant to Section 2.1 and 2.2.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Solomon Warde Seidenwurm & Smith, LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“JB” means Joel Bernstein, attorney-at-law with an office located at 2666 Tigertail Ave., Suite 104, Miami, FL 33133.

“Knowledge” means the actual, personal and present knowledge of the executive officers of the Company and such knowledge as a reasonable person charged with the duties and responsibilities of such person would reasonably be deemed to have.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Option” means the option granted to the Purchasers to purchase shares of Common Stock in Section 2.3.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pro Rata Portion” shall mean the ratio of (x) the Subscription Amount of Securities purchased by a participating Purchaser and (y) the sum of the aggregate Subscription Amount of all participating Purchasers.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement, including the shares issuable or issued upon exercise of the Option.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subsidiary” shall mean the subsidiaries of the Company, if any, set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: over-the-counter market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1    Subject to the terms and conditions contained herein, Company shall assign and Purchasers shall assume the rights and obligation of Company under the Securities Repurchase Agreement (the “Repurchase Agreement”) dated as of April 3, 2007 by and among the Company and AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC (the “Sellers”), a true and correct copy of which is filed as Exhibit 2.1 to Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2007, to purchase from the Sellers $1,750,000 in secured promissory notes issued by the Company (the “Notes”) and warrants to purchase 876,170 shares of the Company’s Common Stock (the “Warrants”) and to pay to the Sellers $1,000,000, 1,000,000 shares of Company’s restricted Common Stock (which restricted shares will be delivered to the Company Counsel for delivery to the Sellers) and 1,000,000 shares of Company’s Common Stock as set forth of Schedule I hereto. The Company shall be responsible for all other obligations under the Repurchase Agreement.

2.2    Subject to the terms and conditions contained herein, the Company shall issue to the Purchasers 4,500,000 shares of Company Common Stock in exchange for the Notes and Warrants being acquired by the Purchasers pursuant to the Repurchase Agreement as set forth of Schedule I hereto.

2.3    Subject to the terms and conditions contained herein, and as set forth on Schedule I hereto, the Purchasers shall have the option to acquire up to 2,000,000 shares of the Company’s unregistered Common Stock from the Company (the “Option”) for $.50 per share (the “Option Price”) from time to time within 60 days following the Closing herein. The Option shall be exercised by written notice directed to the President of the Company, at the Company's principal place of business, accompanied by check in payment of the Option Price for the number of shares specified. The Company shall deliver a certificate representing such shares within five (5) business days after receipt of such notice and payment for such shares. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, reorganization, or other similar transactions (the "Capital Adjustments"), appropriate adjustments in the number and purchase price of shares covered by this Option shall be made.

2.4    Closing. On the Closing Date, (a) each Purchaser shall purchase from the Sellers severally and not jointly with the other Purchasers, the Notes and Warrants and shall deliver to the Sellers their pro rata portion of the cash and Company Common Stock required to be paid to the Sellers pursuant to the Repurchase Agreement as set forth on Schedule I, and (b) each Purchaser shall exchange the Notes and Warrants purchased from the Sellers as set forth in this Section 2.4 for the shares of the Company Common Stock pursuant to Section 2.2. Upon satisfaction of each of the conditions set forth in Section 2.6, the Closing shall occur.

2.5    Deliveries.

(a)    On or before the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i)    this Agreement duly executed by the Company;

(ii)   certificates for 4,500,000 shares of Company Common Stock registered as set forth in Schedule I hereto;

(iii)   the Registration Rights Agreement, duly executed by the Company;

(iv)   a legal opinion of Company Counsel, in agreed form and addressed to the Purchasers; and

(v)    evidence of the insurance policy referred to in Section 4.15.

(b)    On or before the Closing Date, the Purchasers shall deliver or cause to be delivered the following:

(i)    this Agreement duly executed by such Purchaser;

(ii)    $1,000,000 by wire transfer to the Sellers pursuant to the Repurchase Agreement;

(iii)   1,000,000 shares of Company Common Stock required to be transferred to the Sellers pursuant to the Repurchase Agreement.

(iv)   1,000,000 restricted shares of Company Common Stock shall be delivered to the Company Counsel for reissue and delivery to the Sellers; and

(v)    the Registration Rights Agreement duly executed by such Purchaser.

2.6    Closing Conditions.

(a)    The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)    all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)    the delivery by the Purchasers of the items set forth in Section 2.5(b) of this Agreement.

(b)    The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)    the delivery by the Company of the items set forth in Section 2.5(a) of this Agreement;

(iv)    the delivery by the Sellers of the Notes and Warrants pursuant to the Repurchase Agreement;

(v)    there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)    From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing; and

(vii)    Purchasers shall have received confirmation from the Company’s Chief Executive Officer and President that the executive compensation matters set forth in Section 4.17 have been agreed upon and are effective.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser (which representations and warranties are supplemented by the Company’s SEC Reports, as defined in Section 3.1(h), below, copies of which have been provided to the Purchaser):

(a)    Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). For the purpose of this Agreement, a “Subsidiary” means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entites performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity, or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

(b)    Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals (as defined below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by general principles of equity that restrict the availability of equitable or legal remedies.

(d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (defined below) and to the Company’s Knowledge, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(e)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)    Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Option.

(g)    Capitalization. On the date of this Agreement, the authorized capital stock of the Company consists of an aggregate of 100,000,000 shares of common stock, $0.001 par value (“Common Stock”), of which 23,264,208 shares are issued and outstanding, and 20,000,000 shares of preferred stock, $.001 par value (“Preferred Stock”) of which 2,000,000 are issued and outstanding. Other than Around the Clock Partners, LP, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, as disclosed in the SEC Reports and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and to the Company’s Knowledge have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h)    SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)    Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)    Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) except as disclosed in the SEC Reports, could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director, officer or employee thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There are no actions, claims or investigations pending, or to the Knowledge of any of the Company’s officers, threatened, which relate to (a) employment discrimination, age discrimination, sex discrimination and/or sexual harassment; (b) unpaid wages; (c) wrongful discharge, retaliation or breach of any alleged employment or other contracts; or (d) claims based on any tort, such as invasion of privacy, defamation, fraud and infliction of emotional distress by any of the Company, any Subsidiary or any of their current or former employees, officers or managers which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. To the Company’s Knowledge, there is no basis for bringing any such action, claim or investigation. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)    Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l)    Compliance. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect. The Company has performed all procedures and complies with all statutes and regulations imposed by any agency or instrumentality of any governmental body relative to manufacture and sale of its products including all "labeling" as contemplated by the Federal Food, Drug and Cosmetic Act, as amended, and any other applicable law, rule and regulation. The Company’s packaging complies which any applicable recycling laws and the Company is in compliance with any recycling requirements.

(m)    Regulatory Permits. Except as set forth on Schedule 3.1(m), the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)    Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the SEC Reports and Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)    Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights as presently used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of Company’s Knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)    Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)    Sarbanes-Oxley; Internal Accounting Controls. To the Company’s Knowledge, it is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.

(s)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)    Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)    Registration Rights. Except for the Sellers pursuant to the Repurchase Agreement and as disclosed in Section 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company and the Company has not agreed to do so.

(w)    Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)    Application of Takeover Protections. To the best of the Company’s Knowledge, the Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation or any other state that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)    Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with its SEC Reports which contain all information requested by the Purchaser in connection with its decision to purchase the Shares. Neither this Agreement, the Transaction Documents, the schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to the Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, as qualified by the statements of the Company in its SEC Reports, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

(z)    No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 and to the Company’s Knowledge, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(aa)    Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(bb)    Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc)    General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers.

(dd)    Foreign Corrupt Practices. Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)    Accountants. The Company’s accountants are Baum & Company, P.A. Such firm is a registered public accounting firm as required by the Securities Act. Such firm has not advised the Company of any matters which must be disclosed under Item 304(a)(1)(iv)(B) of Commission Regulation S-B.

(ff)    Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg)    Conduct of Business. The Company manufactures, distributes and sells “King of Energy™” drinks as set for in its SEC Reports and press releases issued prior to the date hereof concerning such business and has entered into the distribution agreements as described in such SEC Reports and press releases.

3.2    Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)    Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    Investment Intent. Such Purchaser understands that the Shares, Notes and Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities except as set forth herein.

(c)    Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Option, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)    Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)    General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)    Certain Trading Activities. Each Purchaser represents that from the 60th day prior to the date hereof until the closing date hereof, it has not directly or indirectly made, nor has any Person over which such Purchaser has direct control directly or indirectly made, any purchases or sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a short sale, of the Common Stock.

(g)    Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to public information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional publicly disseminated information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(h)    Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1    Transfer Restrictions.

(a)    The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of JB or such other counsel selected by the transferor and to which the Company has no reasonable objection, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)    The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)    Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of the Option is exercised at a time when there is an effective registration statement to cover the resale of the Shares purchased pursuant to exercise of the Option, such Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than 5 Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)    In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)    Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(f)    Until the date that each Purchaser holds less than 20% of the Shares initially purchased hereunder by such Purchaser, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares.

4.2    Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3    Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that it believes would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4    Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the fourth (4th) Trading Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby and shall attach the Transaction Documents thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement, and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

4.5    Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the Knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.6    Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7    Simultaneous Closing. The transactions set forth in Sections 2.1 and 2.2 herein shall take place simultaneously. In the event such transactions have not closed as of the Closing Date unless otherwise extended, this Agreement shall be null and void.

4.8    Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.9    Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.10    Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement including any exercise of the Option.

4.11    Listing of Common Stock. The Company hereby agrees to use best efforts to secure the listing of the Common Stock on the American Stock Exchange (“ASE”). The Company shall use its best efforts to adopt and comply with all Corporate Governance Rules and Regulations as is required for listing by the ASE within 60 days of the Closing. The Company shall submit its application for listing on the ASE within the later of 90 days of the execution of this agreement or 15 days after the Company meets the listing requirements of the ASE. If all appropriate actions have been completed by the Company to gain ASE listing and the stock price at that time is less than $2.00 per share, a member of the Board of Directors of the Company shall contact the ASE to determine if it is reasonable to submit the application at that time. If the Company is advised by the ASE it is allowed to submit an application to the ASE under an exception rule, the Company shall make the filing. Prior to listing on the ASE, the Company shall use its best efforts to maintain the quotation of its Common Stock on the OTC Bulletin Board.

4.12    Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13    Future Financing. The Company agrees no debt financing will be issued for a period of 24 months from the Closing without the direct consent and prior approval of the Purchasers. This paragraph does not limit the Company from expanding its production credit line or obtaining additional credit lines for operations. From the date hereof until 12 months after the Closing Date, upon any financing by the Company by sale of its Common Stock or Common Stock Equivalents in an amount exceeding $3,000,000 and provided that each Purchaser continues to hold at least 60% of the Shares (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to 100% of such Subsequent Financing (the “Participation Maximum”).  At least 15 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.  If by 6:30 p.m. (Eastern time) on the second Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such 2nd Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.  The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase their Pro Rata Portion of the Participation Maximum.  Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance.

4.14    Subsequent Equity Sales. Except for (i) the transactions provided for herein, (ii) the vesting of stock options in the ordinary course, (iii) the exercise of currently outstanding warrants, and (iv) the payment of restricted Common Stock for director fees, from the date hereof until 90 days after the Effective Date neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, the 90 day period set forth in this Section 4.14 shall be extended for the number of Trading Days during such period in which (y) trading in the Common Stock is suspended by any Trading Market, or (z) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Shares and Option Shares. In addition to the limitations set forth herein, from the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

4.15    Insurance. The Company will purchase a life insurance policy in the amount of $1,000,000 naming the Purchasers as the beneficiaries, on Mr. Eldon Moya1 as long as he is employed by the Company and on any future Chief Executive Officer of the Company. Each such policy shall be a 10 year term policy. The insurance purchase shall be applied for no later than May 7, 2007 and the Company shall use commercially reasonable efforts to complete this insurance purchase by no later than May 31, 2007. Each Purchaser shall be a pro rata beneficiary of each such life insurance policy based on the Shares of Common Stock acquired under this Agreement.

4.16    (a) Optional Purchaser Designated Directors; Expenses of Directors.

(i)    Contingent upon and effective as of the Closing, the Company’s Board of Directors shall have elected up to two (2) persons, one of which shall be designated by Around the Clock Partners, LP (“ATC”) (which director shall be Wayne Anderson or such other person to whom the Company has no reasonable objection) and one of whom shall be jointly designated by ATC and Cohiba Partners (“Cohiba”) to the Company’s Board of Directors (the “ATC Directors”) and one such director appointed by ATC shall serve on the Company’s compensation committee. The Company shall not appoint an executive committee. At each annual meeting of the stockholders of the Company and at each special meeting of the stockholders of the Company called for the purposes of electing directors, and at any time at which stockholders of the Company shall have the right to, or shall, vote for or consent to the election of directors, then the Company shall nominate for election the ATC Directors provided that ATC continues to hold 20% of the Shares it purchased hereunder and provided further that neither ATC nor Cohiba are in material default under any agreement with the Company or are in breach of their respective fiduciary obligations to the Company, and such default or breach has not been cured within 30 days after receipt of notice from the Company specifying such default or breach. The ATC Directors shall have the right to attend any meetings of the Board of Directors and its committees by telephone conference call and shall receive all reports and materials provided to the directors of the Company at the time such reports and materials are provided to the other Company directors.

(ii)    ATC shall timely notify the Company in writing of the person or persons designated by pursuant to this Section as nominee for election to the Board, and shall promptly furnish all information necessary for all required filings with the SEC. In the absence of any notice from ATC, the ATC Directors then serving and previously designated by ATC shall be renominated.

(iii)    Any vacancy on the Board of Directors created by the resignation, removal, incapacity, or death of any ATC Director may be filled by another ATC Director selected by ATC.

(iv)    The ATC Directors shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with the attending of meetings of the Board of Directors and any committees of the Board of Directors and performance of their duties as a Director. The ATC Directors shall be provided with indemnification and advancement of expenses to the fullest extent allowed under the laws of the Company’s state of incorporation. The ATC Directors shall be covered by such indemnification insurance and indemnification policies and compensation policies established by the Board of Directors for all Directors generally in addition to any rights that the ATC Directors may have at common law, pursuant to the Company's Articles of Incorporation, the Company's Bylaws, Resolutions of the Board of Directors, or otherwise.

(b)    Observer Rights. ATC and Cohiba shall each be allowed one representative (the “Board Observer”) of its choice (which individual shall be reasonably acceptable to the Company) to attend all meetings of the Company’s Board of Directors and all committees thereof for so long as ATC and Cohiba shall have the option to have a ATC Director appointed but there is no ATC Director on the Company’s Board of Directors. In connection therewith, the Company shall provide the Board Observer with copies of all notices, minutes, consents, and other materials, financial or otherwise, that the Company provides to its Board of Directors. The Company shall reimburse the Board Observer for any reasonable expenses incurred in connection with its function as a Board Observer, including travel and lodging expenses incurred to attend meetings of the Company’s Board of Directors and its committees. The Board Observer shall have the right to attend any such meetings by telephone conference call. The Board Observer’s rights shall be limited to observation and shall not include the right to vote or otherwise participate in any meeting of the Company’s Board of Directors. Notwithstanding the foregoing, the Company’s Board of Directors, acting upon the advice of counsel, may limit the observation rights provided hereunder to the extent that such limitation may be reasonably necessary to preserve for the Company the benefit of the attorney-client privilege. The Company also may require each Board Observer to enter into such confidentiality arrangements as may be reasonably necessary to preserve, in connection with the observation rights granted hereunder, the confidentiality of information made available to the Company’s Board of Directors.

4.17    Certain Executive Compensation Matters. The current Chief Executive Officer and President of the Company shall forgo their right to receive any compensation from the Company based on Company Gross Revenues, as set forth in their Employment Agreements dated December 27, 2005. In lieu of this payment, the Chief Executive Officer and President shall receive five year options to purchase Company Common Stock based on annual gross revenues of the Company in each year during the term of their respective employment agreements. In each year beginning on January 1, 2007, at the time it is determined the Company surpasses $5 million in gross revenues, options will be issued to the Chief

Executive Officer and President to purchase Company Common Stock. The strike price of such option will be at 100% of the closing price of the Company’s Common Stock on the day of such option grant(s) and the number of shares of such options shall be $120,000 divided by the strike price. For each additional $5 million in gross revenues in each year, warrants will be issued on the same basis except that the number of shares subject to purchase on exercise of such options shall be $100,000 divided by the applicable strike price. At the end of each year they will receive additional stock options on a pro-rata basis for any sales over $5 million in such year for which they have not previously received stock options. For example, if annual sales were $9 million, they will have receive options on the first $5 million of sales during the year and will be entitled to received additional options on the last trading day of the year with an aggregate option price of $80,000 ($4 million/$5 million x $100,000). As compensation for amending their Employment Agreements as set forth herein, the CEO and President will receive 5 year stock options for 100,000 shares of Common Stock with an exercise price of $1.50 per share. In the event any outstanding stock options and warrants held by the CEO, President and any other employee, officer or director of the Company allows cashless exercise, such options and warrants will be modified to require a full cash payment to the Company upon exercise and cashless exercise shall not be permitted. The Purchasers likewise agree to exercise any options and warrants held by them by cash payment of the purchase price and not by cashless exercise.

4.18    Use of Proceeds. The Company shall use the proceeds from the sale of Shares set forth in Section 2.3 for current working capital requirements of the business of the Company and not for payment of past wages or other debts, liabilities and obligations outstanding as of the date hereof.

ARTICLE V.
MISCELLANEOUS

5.1    Fees and Expenses. The Company shall reimburse Around the Clock Partners, LP any legal fees and expenses in connection with the transactions herein, including expenses in connection with filing any forms, reports and schedules with the Commission, in an amount not to exceed $17,500. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9     Survival. The representations and warranties herein shall survive the Closing and delivery of the Shares.

5.10   Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Company has the right to cure such failure upon 30 business days prior written notice to the Company. If the Company fails to perform its obligations by the expiration of the 30 day cure period, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13    Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnification agreement, if requested, but no indemnity bond shall be required in connection with such replacement. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15    Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through JB. JB does not represent all of the Purchasers but only Around the Clock Partners, LP. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.17    Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WHO’S YOUR DADDY, INC., a Nevada Corporation	Address for Notice: President Who’s Your Daddy, Inc. 5840 El Camino Real Suite 108 Carlsbad, CA 92008
By: /s/ Edon Moyal Name: Edon Moyal Title: CEO
With a copy to (which shall not constitute notice): Harry J. Proctor, Esq. SOLOMON WARD SEIDENWURM & SMITH LLP 401 “B” Street, Suite 1200 San Diego, California 92101

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO WHO’S YOUR DADDY, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: AROUND THE CLOCK PARTNERS, LP

By: Around the Clock Trading and Capital Management, LLC, General Partner By: /s/ Wayne Anderson Wayne Anderson Managing Member

Email Address of Authorized Entity: wanderson@aroundtheclocktcm.com

Address for Notice of Investing Entity:

Wayne Anderson, Managing Member Around the Clock Trading and Capital Management, LLC 721 First Avenue North Suite 106 St. Petersburg, FL 33713

This signature page also constitutes the signature page for the purchase of 140,000 shares of Company Common Stock for $70,000 pursuant to Section 2.3 of the Agreement.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO WHO’S YOUR DADDY, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:      COHIBA PARTNERS INC.

Signature of Authorized Signatory of Investing Entity: /s/ Collin Nix
Name of Authorized Signatory: Collin Nix
Title of Authorized Signatory: President
Email Address of Authorized Entity:________________________________________________

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

[PURCHASER SIGNATURE PAGES TO WHO’S YOUR DADDY, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: AROUND THE CLOCK TRADING AND CAPITAL MANAGEMENT, LLC
Signature of Authorized Signatory of Investing Entity: /s/ Wayne Anderson
Name of Authorized Signatory: Wayne Anderson
Title of Authorized Signatory: Managing Member
Email Address of Authorized Entity: wanderson@aroundtheclocktcm.com

Address for Notice of Investing Entity:

Wayne Anderson, Managing Member
Around the Clock Trading and Capital Management, LLC
721 First Avenue North
Suite 106
St. Petersburg, FL 33713

[PURCHASER SIGNATURE PAGES TO WHO’S YOUR DADDY, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:     STRONG PARTNERS CORPORATION

Signature of Authorized Signatory of Investing Entity: /s/ Charles McGuirk
Name of Authorized Signatory: Charles McGuirk
Title of Authorized Signatory: Chief Executive Officer
Email Address of Authorized Entity:________________________________________________

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

[PURCHASER SIGNATURE PAGES TO WHO’S YOUR DADDY, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:      TURID HOLDINGS

Signature of Authorized Signatory of Investing Entity: /s/ Henry Ward
Name of Authorized Signatory: Henry Ward
Title of Authorized Signatory: Managing Director
Email Address of Authorized Entity:________________________________________________

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

[PURCHASER SIGNATURE PAGES TO WHO’S YOUR DADDY, INC. SECURITIES PURCHASE AGREEMENT FOR PURCHASE PURSUANT TO SECTION 2.3]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investors: CHUCK LAUBACH and JIM POMFRET, as joint tenants in common

Signatures: /s/ Chuck Laubach Chuck Laubach	/s/ Jim Pomfret Jim Pomfret

Address for Notice of Investors:

Address for Delivery of Securities for Investors (if not same as above):

Subscription Amount: $250,000
Shares: 500,000

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